Exhibit 99.1

FOR FURTHER INFORMATION:

Michael W. McCarthy

VP- Corporate Communications

Photronics, Inc.

(203)775-9000

mmccarthy@brk.photronics.com

EMBARGO UNTIL 6:00 A.M. EASTERN DAYLIGHT TIME

May 10, 2005

MICHAEL J. LUTTATI APPOINTED CHIEF EXECUTIVE OFFICER

BROOKFIELD, Connecticut May 10, 2005 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative photomask-based imaging solutions for the global electronics and display industries, today announced that Michael J. Luttati (49) has been appointed to the position of Chief Executive Officer effective June 7, 2005. He will replace Constantine “Deno” Macricostas (69), who has been serving in the role since February 2004 and who will continue to serve as the Company’s Chairman. Additionally, Mr. Luttati will serve on Photronics’ Board of Directors, increasing the size of the Board to seven members, the majority of whom qualify as independent pursuant to NASDAQ’s Corporate Governance standards. Mr. Luttati joins Photronics from Axcelis Technologies, Inc. (Nasdaq:ACLS) a supplier of advanced manufacturing technology to the world’s leading semiconductor manufacturers, where he had been promoted through a variety of roles with increasing responsibility in sales, marketing and operations. Mr. Luttati most recently served Axcelis as Executive Vice President and Chief Operating Officer, where he was responsible for nearly 1,600 employees working in 60 locations in 16 countries across four product divisions.

Photronics’ Board of Directors conducted a comprehensive search to fill the CEO role at the Company and interviewed a diverse set of candidates. Mr. Macricostas commented, “We were looking for, and have found, a high energy technology industry executive with global experience capable of articulating Photronics’ strategy to customers, employees and investors. Mike’s sales and marketing focus, together with his broad based operations experience, have given him great insights into successfully managing companies in competitive global markets. It was very clear to our Board that Mike is aware of the importance of technology, execution and performance in positioning Photronics to reach its goals. At the same time, the Board wanted to build upon the strong corporate values for which Photronics has become known: Technology; Flexibility; Speed; and Cost. It has been through our dedication to these values that have enabled the Company to build a unique culture that consistently delivers world class manufacturing excellence, customer service and employee satisfaction.” He added, “Over the course of his career, Mike consistently demonstrated his ability to lead his organization and deliver value added solutions to his customers. We believe that these same strong leadership skills will be critical in his mission to lead Photronics and achieve our goal of becoming a $1 billion company.”

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MICHAEL J. LUTTATI APPOINTED CHIEF EXECUTIVE OFFICER	PAGE TWO

In discussing his appointment, Mr. Luttati stated, “Photronics provides strategic support and counsel to customers across the entire technology continuum. As 90 nanometer demands begin to ramp and the infrastructure is set out for 65 nanometer processes, I will be working to identify ways to accelerate Photronics’ penetration into those markets where technology services increasingly become the defining competitive differentiator. In addition, I have been impressed with how Photronics has been able to extend its core competencies into applications outside of its traditional semiconductor customer base. Flat panel display mask technology services represent a rapidly growing market, while imprint lithography applications are also gaining increased acceptance.” He added, “This Company has a very strong organization in place. The entire team has done an outstanding job in making the strategic investments in people, infrastructure and technology. I believe my experiences with global sales, marketing and in overseeing the effective development and implementation of leading-edge process technology will enable me to work with this team, build upon this strong foundation, and help grow the Company for the benefit of our customers, employees and our shareholders.”

Mr. Luttati also shared some of his views on the photomask industry and his early expectations for Photronics. He noted, “The photomask industry is poised at an exciting inflection point as it faces the challenges of both technology acceleration and consolidation. As semiconductor companies begin moving to the 65 nanometer technology node, and flat panel display manufacturers begin ramping Generation 7 fabs, reticle enhancement technologies are not only a critical driver of yield, they enable Photronics’ customers to improve their returns on multi-billion dollar fab investments. In the case of more mainstream technologies, partnering with a cost effective mask supplier like Photronics can be the crucial difference in markets driven by time-to-market metrics.” He added, “As I survey the competitive landscape, this is clearly a very exciting time to join Photronics. Changes are occurring which open excellent opportunities for growing our market share in all regions of the world. Together with new markets and applications for photomask technologies, I am confident that Photronics can realize its $1 billion revenue goal in the near future.”

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

Forward Looking Statements: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. Certain statements in this release are forward-looking and are based on the Company’s current expectations. All statements that address expectations, or projections about the Company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expect,” “anticipate,” “believe,” “plan,” “projects,” and similar expressions. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release, except as required by law.

05-Photronics Appoints Michael Luttati CEO